SECURITIES AND EXCHANGE COMMISSION
    Washington, D.C. 20549



FORM 8-K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report December 12, 1994


Commission File Number 1-9383



               WESTAMERICA BANCORPORATION
(Exact name of registrant as specified in its charter)



       CALIFORNIA                            94-2156203
  (State of incorporation)                   I.R.S. Employer
                                           Identification Number


1108 FIFTH AVENUE, SAN RAFAEL, CALIFORNIA  94901
(Address of principal executive offices and zip code)



            (415) 257-8000
(Registrant's area code and telephone number)





Item 5: Other Events

On December 8, 1994, Westamerica Bancorporation (the "Company") and North Bay Bancorp, parent company of Novato National Bank, signed a Definitive Agreement (the "Agreement") under which all of the outstanding shares of North Bay Bancorp Common Stock will be exchanged for shares of the Company's Common Stock pursuant to a tax-free exchange. The Agreement, which has been approved by the Board of Directors of the Company, North Bay Bancorp and the Bank, is subject to approval by North Bay Bancorp shareholders, clearance by regulatory authorities and other terms and conditions customary for transactions of this type.

The Agreement provides that holders of each share of North Bay Bancorp Common Stock will be entitled to receive, on a tax-free basis, .36 of a share of the Company's Common Stock. Pursuant to the Agreement, the exchange ratio is subject to an adjustment if the Company's average share price on the NASDAQ prior to the effective date of the merger exceeds $33.60 and is subject to renegotiation if the Company's average share price prior to the merger is below $30.40. Although no formal timetable for the merger has been set, it is estimated the closing will occur in the second half of 1995.

Stock options to acquire North Bay Bancorp Common Stock outstanding at the close of the transaction would be converted into stock options to acquire the Company's Common Stock. Excluding currently outstanding North Bay Bancorp stock options, the acquisition, at the closing price for the Company's Common Stock on December 8, 1994, would be valued at approximately $10.89 per share or approximately $12 million. Based on the Company's Common Stock closing price on December 8, 1994, the merger would result in the issuance of approximately 385,000 new shares of Westamerica Common Stock.

North Bay Bancorp, headquartered in Novato, California, operates in Marin and Sonoma Counties through two offices in Novato and one in Santa Rosa.

Westamerica Bancorporation operates as a multi-bank holding company with 49 branches in 11 northern California Counties.

The information in this report shall not constitute an offer to exchange or the solicitation of an offer to exchange, nor shall there be any exchange of the Company's Common Stock in any state in which such offer, solicitation, or exchange would be unlawful prior to the registration or qualification under the securities laws of any such state. The Company's Common Stock to be exchanged will be offered only by means of a prospectus filed with the SEC. A registration statement relating to the Company's Common Stock to be exchanged will be filed with the SEC. The Company's Common Stock may not be exchanged, nor may offers to exchange be accepted, prior to the time the registration statement becomes effective.

Item 7: Financial Statements and Exhibits

(c) Exhibits. The following is furnished in accordance with the provisions of Item 601 of Regulation 8-K.

Exhibit 20: News Release to Securities Holders



                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                    WESTAMERICA BANCORPORATION




                    /s/   Dennis R. Hansen
                    -----------------------------
                        Dennis R. Hansen, Senior
                     Vice President and Controller


Date:  December 16, 1994